Hires - Since Last Year Number of Producers 775 Annualized Production $285,635,278 Assets Under Management $39,818,770,000

Same Store Sales Commission ($ Millions) FAs Hired Prior to January 2008

Potential PCG Commission ($ Millions)

Growth - The Numbers from 2008 Beginning Total As of Change Business Units 2008 8/31/09* Associates % Private Client Group Financial Advisors / Client Service Associates 1,809 3,095 1,286 71% Offices 148 275 127 86% Assets Under Management ($M) $59,299 $91,000 $31,701 53% Capital Markets Sales & Trading Professionals 259 328 69 27% Investement Banking / Public Finance / Support 244 302 58 24% Banking Stifel Bank & Trust Support Associates 37 74 37 100% Client Service Associates Support Associates 377 519 142 38% Total Associates 2,943 4,421 1,478 50%

The "Today" amount represents the estimated annualized net revenues

Stifel Financial Net Revenues ($ Millions)

The "Today" amount represents the estimated annual net income

Stifel Financial Core Net Income ($ Millions)

Stifel Financial Total Equity ($ Millions)